                                                                 EXHIBIT (d)(26)

                        INVESTMENT SUB-ADVISORY AGREEMENT

     AGREEMENT made this        day of _________, 2001, by and among Commonfund
Institutional Funds, a Delaware business trust (the "Company"), Commonfund Asset Management Company, Inc., a Delaware Corporation (the "Investment Manager"), Western Asset Management Company ("WAMCO") and Western Asset Management Company Limited ("WAMCO Limited" together with WAMCO, the "Sub-Advisers").

     WHEREAS, the Company is an open-end, management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which consists of several series, each having its own investment policies; and

     WHEREAS, the Company has entered into an investment advisory agreement with the Investment Manager pursuant to which the Investment Manager will act as investment adviser to the Company; and

     WHEREAS, each of WAMCO and WAMCO Limited is controlled by Legg Mason, Inc.

     WHEREAS, the Investment Manager, acting with the approval of the Company, wishes to retain the Sub-Advisers to render discretionary investment advisory services with respect to that portion of each portfolio identified on the attached Schedule A to this Investment Sub-Advisory Agreement, as it may be amended from time to time (each a "Fund") that may be allocated by the Investment Manager for management by the one or both Sub-Advisers from time to time (together with all income earned on those assets and all realized and unrealized capital appreciation related to those assets (with respect to a Fund, the "Managed Assets"), and the Sub-Advisers are willing to render such services.

     NOW, THEREFORE, in consideration of mutual covenants herein contained, the parties hereto agree as follows:

     1. DUTIES OF SUB-ADVISERS. The Sub-Advisers shall collectively manage the investment and reinvestment of the Managed Assets and determine in their discretion, the securities and other property to be purchased or sold and the portion of the Managed Assets to retain in cash. WAMCO and WAMCO Limited shall be jointly and severally responsible for the investment decisions relating to the Managed Assets, provided that (i) the Investment Manager may designate certain Managed Assets to be managed by WAMCO or WAMCO Limited and (ii) in the event that WAMCO and WAMCO Limited disagree as to the management of any Managed Assets, WAMCO's decision shall control. The Sub-Advisers shall review all proxy solicitation materials and shall exercise any voting rights associated with securities comprising the Managed Assets in the best interests of the Fund and its shareholders. The Sub-Advisers shall provide the Investment Manager and the Company with records concerning the Sub-Advisers' activities that the Company is required to maintain, and to render regular reports to the

         Investment Manager and to the Company concerning the Sub-Advisers' discharge of the foregoing responsibilities.

         The Sub-Advisers shall discharge the foregoing responsibilities subject to the written instructions and directions of the Company and its Board of Directors and their agents, including the officers of the Company and the Investment Manager, and in compliance with (i) such policies as the Company may from time to time establish and communicate in writing to the Sub-Advisers, (ii) the objectives, policies, and limitations for each Fund set forth in the Prospectus and Statement of Additional Information as those documents may from time to time be amended or supplemented and delivered to the Sub-Advisers (the "Prospectus and Statement of Additional Information"), (iii) the Declaration of Trust of the Company, and (iv) applicable laws and regulations including the 1940 Act, the Investment Advisers Act of 1940 (the "Advisers Act") and the Internal Revenue Code of 1986. If a conflict in policies or guidelines referenced herein occurs, the Prospectus and Statement of Additional Information shall control.

         The Sub-Advisers agree to perform such duties at their own expense and to provide the office space, furnishings and equipment and the personnel required by it to perform the services on the terms and for the compensation provided herein. The Sub-Advisers will not, however, pay for the cost of securities, commodities, and other investments (including brokerage commissions and other transaction charges, if any) purchased or sold for a Fund, nor will the Sub-Advisers bear any expenses that would result in the Company's inability to qualify as a regulated investment company under provisions of the Internal Revenue Code.

     2. DUTIES OF INVESTMENT MANAGER. The Investment Manager shall continue to have responsibility for all services to be provided to a Fund pursuant to the Advisory Agreement between it and the Company and shall oversee and review the Sub-Advisers' performance under this Agreement.

         The Investment Manager shall furnish to the Sub-Advisers current and complete copies of the Declaration of Trust and By-laws of the Company, and the current Prospectus and Statement of Additional Information as those documents may be amended from time to time. The provisions of
         Section 1, paragraph 2 shall not apply to those documents as amended unless the Sub-Advisers have received any such amendments.

     3. CUSTODY, DELIVERY AND RECEIPT OF SECURITIES. The Company shall designate one or more custodians to hold the Managed Assets. The custodians, as so designated, will be responsible for the custody, receipt and delivery of securities and other assets of a Fund including the Managed Assets, and the Sub-Advisers shall have no authority, responsibility or obligation with respect to the custody, receipt or delivery of securities or other assets of a Fund including the Managed Assets. In the event that any cash or securities of a Fund are delivered to the Sub-Advisers, they will promptly deliver the same over to the custodian for the benefit of and in the name of the Fund.

         Unless otherwise required by local custom, all securities transactions for the Managed Assets will be consummated by payment to or delivery by a Fund of cash or securities due to or from the Managed Assets.

         Repurchase agreements including tri-party repurchase agreements and other trading agreements may be entered into by a Fund acting through designated officers or agents; custodians under tri-party repurchase agreements will act as sub-custodians of the Fund.

     4.  PORTFOLIO TRANSACTIONS.

         (a) Selection of Brokers. The Sub-Advisers are authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities and other property for a Fund in a manner that implements the policy with respect to brokerage set forth in the Prospectus and Statement of Additional Information for the Fund or as the Board of Directors or the Investment Manager may direct in writing from time to time and in conformity with federal securities laws.

         In executing Fund transactions and selecting brokers or dealers, the Sub-Advisers will use their best efforts to seek on behalf of the Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Advisers shall consider all factors that they deem relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Sub-Advisers may also consider the brokerage and research services provided (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934). Consistent with any guidelines established by the Board of Directors and communicated to the Sub-Advisers in writing, the Sub-Advisers are authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for a Fund that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Advisers determine in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of that particular transaction or terms of the overall responsibilities of the Sub-Advisers to the Fund. In addition, the Sub-Advisers are authorized to allocate purchase and sale orders for securities to brokers or dealers (including brokers and dealers that are affiliated with the Investment Manager, the Sub-Advisers or the Company's principal underwriter) to take into account the sale of shares of the Company if the Sub-Advisers believe that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will Fund assets be purchased from or sold to the Investment Manager, the Sub-Advisers, the Company's principal underwriter, or any affiliated person of either the Company, the Investment Manager, the Sub-Advisers or the principal underwriter, acting as principal in the transaction, except to the extent permitted by the Securities and Exchange Commission ("SEC") and the 1940 Act.

         (b) Aggregating Orders. The Sub-Advisers may aggregate orders for purchase or sale of Managed Assets with similar orders being made concurrently for other accounts managed by the Sub-Advisers, if, in the Sub-Advisers' reasonable judgment, such aggregation shall result in an overall economic benefit to the Fund, taking into consideration the transaction price, brokerage commission and other expenses. The Company acknowledges that the determination of such economic benefit to a Fund by the Sub-Advisers may represent the Sub-Advisers' evaluation that a Fund is benefited over time by relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors. In any single transaction in which purchases and or sales of securities of any issuer for the account of a Fund are aggregated with other accounts managed by the Sub-Advisers, the actual prices applicable to the transaction will be averaged among the accounts for which the transaction is effected, including the account of a Fund.

     5. COMPENSATION OF THE SUB-ADVISERS. For the services to be rendered by the Sub-Advisers under this Agreement, the Investment Manager shall pay to WAMCO compensation at the rate specified in Schedule B as it may be amended from time to time. Such compensation shall be paid at the times and on the terms set forth in Schedule B. All rights of compensation under this Agreement for services performed as of the termination date shall survive the termination of this Agreement. Except as may otherwise be prohibited by law or regulation (including any then current SEC staff interpretations), the Sub-Advisers may, in their discretion and from time to time, waive a portion of its fee. The parties understand that WAMCO will, from time to time, pay to WAMCO Limited a portion of any fee paid to it hereunder.

     6. OTHER EXPENSES. The Company shall pay all expenses relating to mailing prospectuses, statements of additional information, proxy solicitation material and shareholder reports to shareholders.

     7.  REPORTS.

         (a) The Company and the Sub-Advisers agree to furnish to each other, current prospectuses, proxy statements, reports to shareholders, certified copies of financial statements, and such other information with regard to their affairs as each may reasonably request. The Investment Manager will furnish to the Sub-Advisers advertising and sales literature or other material prepared for distribution to Fund shareholders or the public, which refer to the Sub-Advisers or their clients in any way, prior to the use thereof, and the Investment Manager shall not use any such materials if the Sub-Advisers reasonably object in writing within ten (10) business days (or such other time as may be mutually agreed) after receipt thereof.

         (b) The Sub-Advisers shall provide to each Fund's custodian, on each business day, information relating to all transactions in the Managed Assets and shall provide such information to the Investment Manager upon request. The Sub-Advisers will make all reasonable efforts to notify the Custodian of all orders to brokers for the Managed Assets by 9:00 am EST on the day following the trade date and will affirm the trade to the Custodian before the close of business one business day after the trade date.

         (c) The Sub-Advisers will promptly communicate to the Investment Manager and to the Company such information relating to portfolio transactions on behalf of a Fund as they may reasonably request.

         (d) The Sub-Advisers shall promptly notify the Company and the Investment Manager of any financial condition likely to impair the ability of the Sub-Advisers to fulfill their commitments under this Agreement.

     8. STATUS OF SUB-ADVISERS. The Sub-Advisers are and will continue to be registered as such under the Advisers Act. The services of the Sub-Advisers to the Company for each Fund are not to be deemed exclusive, and the Sub-Advisers shall be free to render similar services to others so long as their services to the Fund are not impaired thereby. The Sub-Advisers shall be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

     9. CERTAIN RECORDS. The Sub-Advisers shall maintain all books and records with respect to transactions involving the Managed Assets required by subparagraphs (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act. The Sub-Advisers shall provide to the Investment Manager or the Board of Directors such periodic and special reports, balance sheets or financial information, and such other information with regard to their affairs as the Investment Manager or the Board of Directors may reasonably request.

         The Sub-Advisers shall keep the books and records relating to the Managed Assets required to be maintained by the Sub-Advisers under this Agreement and shall timely furnish to the Investment Manager all information relating to the Sub-Advisers' services under this Agreement needed by the Investment Manager to keep the other books and records of the Company required by Rule 31a-1 under the 1940 Act. The Sub-Advisers shall also furnish to the Investment Manager any other information within their control relating to the Managed Assets that is required to be filed by the Investment Manager or the Company with the SEC or sent to shareholders under the 1940 Act (including the rules adopted thereunder) or any exemptive or other relief that the Investment Manager or the Company obtains from the SEC. The Sub-Advisers agree that all records that they maintain on behalf of the Company are property of the Company and the Sub-Advisers will surrender promptly to the Company any of such records upon the Company's request; provided, however, that the Sub-Advisers may retain a copy of such records. In addition, for the duration of this Agreement, the Sub-Advisers shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement, and shall transfer said records to any successor sub-adviser upon the termination of this Agreement (or, if there is no successor sub-adviser, to the Investment Manager).

     10. LIMITATION OF LIABILITY OF SUB-ADVISERS. The duties of the Sub-Advisers shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Sub-Advisers hereunder, except as may be imposed by law. The Sub-Advisers shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in carrying out their duties hereunder, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of their duties, or by reason of reckless disregard of their obligations and duties hereunder, except as may otherwise be provided under provisions of applicable state law or Federal securities law which cannot be waived or modified hereby. (As used in this Section 10, the term "Sub-Advisers" shall include directors, officers, employees and other corporate agents of the Sub-Advisers as well as the entities themselves).

     11. PERMISSIBLE INTERESTS. Agents and shareholders of the Company may be interested in the Sub-Advisers (or any successor thereof) as directors, partners, officers, or shareholders, or otherwise; directors, partners, officers, agents, and shareholders of the Sub-Advisers are or may be interested in the Company as shareholders or otherwise; and the Sub-Advisers (or any successor) are or may be interested in the Company as a shareholder or otherwise. In addition, brokerage transactions for the Company may be effected through affiliates of the Sub-Advisers if approved by the Board of Directors of the Company subject to the rules and regulations of the SEC.

     12. DURATION AND TERMINATION. This Agreement shall become effective for each Fund set forth in Schedule A upon its approval by the Board of Directors of the Company and by a vote of the majority of the outstanding voting securities of each Fund; provided, however, that at any time the Investment Manager and the Company shall have obtained exemptive relief from the SEC permitting them to engage a sub-adviser without first obtaining approval of the Agreement from a majority of the outstanding voting securities of the Fund(s) involved, the Agreement shall become effective upon its approval by the Company's Board of Directors. This Agreement shall remain in effect until two years from date of execution, and thereafter, for periods of one year so long as such continuance thereafter is specifically approved at least annually by the vote of a (a) majority of those Directors of the Company who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Directors of the Company, or by the vote of a majority of the outstanding voting securities of the Fund; provided, however, that if the shareholders of a Fund fail to approve the Agreement as provided herein, the Sub-Advisers may continue to serve hereunder in the manner and to the extent permitted by the 1940 Act and rules and regulations thereunder. The foregoing requirement that continuance of this

         Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

         This Agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of the Directors of the Company or by vote of a majority of the outstanding voting securities of a Fund on not less than 30 days nor more than 60 days written notice to the Sub-Advisers, by the Investment Manager at any time without the payment of a penalty upon 90 days written notice to the Sub-Advisers, or by the Sub-Advisers at any time without the payment of any penalty on 90 days written notice to the Investment Manager. This Agreement will automatically and immediately terminate in the event of its assignment or in the event of the termination of the Investment Manager's advisory agreement with the Company. Any termination of this Agreement in accordance with the terms hereof will not affect the obligations or liabilities accrued prior to termination. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at any office of such party.

         As used in this Section 12, the terms "assignment", "interested persons," and a "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder; subject to such exceptions as may be granted by the SEC under said Act.

     13. NOTICE. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice. At the outset, such notices shall be delivered to the following addresses:

                (i)    if to the Company, then care of:
                       Commonfund Asset Management Company, Inc.
                       15 Old Danbury Rd, P.O. Box 812
                       Wilton, CT 06897
                       Attn:  Mr. Todd E. Petzel, President

                (ii) if to the Investment Manager, at the foregoing address; and

                (iii)  if to WAMCO or WAMCO Limited:
                       Western Asset Management Company
                       117 East Colorado Boulevard
                       Pasadena, CA 91105

     14. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     15. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control. With respect to any suit, action, or proceeding relating to this Agreement or transactions contemplated hereby, each party irrevocably submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York.

     16. CONFIDENTIAL INFORMATION. The Sub-Advisers shall not identify the Company or the Fund as a client, or disclose any information about the Company or the Fund to any third party except as may be required by law, as requested by a regulatory body, or deemed appropriate to further the purposes of this Agreement or as may be expressly permitted by the Company.

     17. MISCELLANEOUS. This instrument constitutes the sole and only agreement of the parties to it relating to its object; any prior agreements, promises or representations not expressly set forth in this Agreement are of no force and effect. No waiver or modification of this Agreement shall be effective unless reduced to writing and signed by the party to be charged. No failure to exercise and no delay in exercising on the part of any party hereto of any right, remedy, power or privilege hereunder shall operate as a waiver thereof. Except as set forth in
         Section 12, this Agreement binds and inures to the benefit of the parties, their successors and assigns. This Agreement may be executed in more than one counterpart, each of which shall be deemed an original and both of which, taken together, shall be deemed to constitute one and the same instrument. A copy of the Certificate of Trust of the Company is on file with the Secretary of State of the State of Delaware and notice is hereby given that the obligations under this instrument are not binding on any of the Directors, officers or shareholders of the Company. Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. The parties hereto agree that, except as provided in Section 1 of this Agreement, joint action shall not be required for satisfaction of any duty or obligation of the Sub-Advisers, to the extent such duty or obligation may be satisfied by any one Sub-Adviser acting singly.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

COMMONFUND INSTITUTIONAL FUNDS

By:
   ----------------------------------

Attest:
       ------------------------------

COMMONFUND ASSET MANAGEMENT COMPANY, INC.

By:
   ----------------------------------

Attest:
       ------------------------------

WESTERN ASSET MANAGEMENT COMPANY

By:
   ----------------------------------

Attest:
       ------------------------------

WESTERN ASSET MANAGEMENT COMPANY LIMITED

By:
   ----------------------------------

Attest:
       ------------------------------

                                   SCHEDULE A
                                     TO THE
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                      AMONG
                         COMMONFUND INSTITUTIONAL FUNDS
                    COMMONFUND ASSET MANAGEMENT COMPANY, INC.
                        WESTERN ASSET MANAGEMENT COMPANY
                                       AND
                    WESTERN ASSET MANAGEMENT COMPANY LIMITED



FUND
----
CIF Core Plus Bond Fund






















Date of this Schedule: ______

                                   SCHEDULE B
                                     TO THE
                        INVESTMENT SUB-ADVISORY AGREEMENT
                          DATED                  , 2001
                                      AMONG
                         COMMONFUND INSTITUTIONAL FUNDS
                  I. COMMONFUND ASSET MANAGEMENT COMPANY, INC.
                        WESTERN ASSET MANAGEMENT COMPANY
                                       AND
                    WESTERN ASSET MANAGEMENT COMPANY LIMITED

II. FEES

Daily Accrual
-------------

Fees shall be accrued each day by applying to the Net Asset Value of the Managed Assets at the end of that day, the daily rate, using a 365 day year, equivalent to the following:

              Fund                                    (% Per Annum)
              ----                                    -------------

              CIF Core Plus Bond Fund                     0.135%

Quarterly Payment
-----------------

Fees shall be paid within 30 days following the end of each calendar quarter.

COMMONFUND ASSET
MANAGEMENT COMPANY

By:
   ---------------------------------
   Name:
   Title:

WESTERN ASSET MANAGEMENT
COMPANY

By:
   ---------------------------------
   Name:
   Title:

WESTERN ASSET MANAGEMENT
COMPANY LIMITED

By:
   ---------------------------------
   Name:
   Title:



Date of this Schedule B:  ______


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